CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (File No. 333- 53600) of MUTUALFIRST Financial, Inc's 2000 Recognition and Retention Plan and 2000 Stock Option and Incentive Plan on Form S-8 of our report, dated February 14, 2002, on the consolidated financial statements incorporated by reference in MUTUALFIRST's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.







                                              /s/ BKD/Olive LLP




Indianapolis, Indiana
March 29, 2002